Exhibit 10.4

DEMAND PROMISSORY NOTE

FOR VALUE RECEIVED TEXADA VENTURES INC. unconditionally promises to pay to or to the order of IFG SERVICES INC. on demand at Spokane Valley, WA the sum of $50,000.00 (Fifty Thousand Dollars) in US Funds, bearing 5% interest.

The principal of this Promissory Note shall be paid in US dollars without set-off or counterclaim.

Texada Ventures Inc. waives presentment, protest and notice of any kind in the enforcement of this Promissory Note.

Made at Spokane Valley, WA this 19th day of December, 2008.

Texada Ventures Inc.

11616 East Montgomery Dr, Suite #54

Spokane Valley, WA  99206

Per: ____________________________

(Authorized Signing Officer)

IFG Services Inc.

Per: _____________________________

(Authorized Signing Officer)